Exhibit 32.1

CERTIFICATIONS

SARBANES-OXLEY ACT SECTION 906

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned President and Chief Executive Officer and Executive Vice President and Chief Financial Officer of Triumph Bancorp, Inc. (“the Company”) certify, on the basis of such officers’ knowledge and belief that:

(1)

The Annual Report of the Company on Form 10-K for the period ended December 31, 2014, as filed with the Securities and Exchange Commission on March 6, 2015, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Aaron P. Graft
Name:	Aaron P. Graft
Title:	President and Chief Executive Officer
Date:	March 6, 2015

By:	/s/ R. Bryce Fowler
Name:	R. Bryce Fowler
Title:	Executive Vice President and Chief Financial Officer
Date:	March 6, 2015

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. This certification accompanies the Report and shall not be treated as having been filed as part of this Report.